Exhibit 10.45
ASSIGNMENT AND ASSUMPTION AGREEMENT
(First Amended and Restated Pipelines, Tankage and Loading Rack
Throughput Agreement (Tulsa East))
This Assignment and Assumption Agreement (the “Agreement”) is effective as of 12:01 a.m., Eastern time, on January 1, 2011 (the “Effective Time”) by and between Holly Refining & Marketing —Tulsa, LLC, a Delaware limited liability company (“Assignor”), and Holly Refining & Marketing Company LLC, a Delaware limited liability company (“Assignee”). Assignor and Assignee are referred to herein collectively as the “Parties”.
RECITALS
Assignor desires to assign to Assignee and Assignee desires to assume that certain First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East), dated as of March 31, 2010, by and between Assignor, HEP Tulsa LLC, a Delaware limited liability company (“HEP Tulsa”) and Holly Energy Storage-Tulsa LLC, a Delaware limited liability company (“HES-Tulsa”), Holly Corporation, a Delaware corporation (“Holly”), Holly Energy Partners, L.P., a Delaware limited partnership, and Holly Energy Partners-Operating, L.P., a Delaware limited partnership, as amended by that certain Amendment to First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East), dated as of June 11, 2010, by and between HEP Tulsa, HES-Tulsa and Assignor (collectively, the “Throughput Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Throughput Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
ASSIGNMENT
1. Assignment. Assignor hereby assigns all of its right, title and interest in and to the Throughput Agreement to Assignee.
2. Assumption. Assignee hereby assumes and agrees to be solely responsible for the payment, performance and discharge when due of all liabilities and obligations of Assignor arising pursuant to the Throughput Agreement.
3. Guaranty by Holly. Holly hereby acknowledges and agrees that for purposes of Section 14 of the Throughput Agreement, Holly’s obligations to guarantee the “Holly Tulsa Payment Obligations” of Assignor will continue after the date hereof and following the date hereof, such term shall apply to and include the obligations assigned hereunder to and assumed hereunder by Assignee.
Assignment and Assumption Agreement — Page 1

4. Further Assurances. Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party will execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.
5. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.
6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws or any other principle that could result in the application of the laws of any other jurisdiction.
7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
8. Captions. The captions section numbers in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
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SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

ASSIGNOR: HOLLY REFINING & MARKETING-TULSA LLC
By:	/s/ Gary B. Fuller
	Name:	Gary B. Fuller
	Title:	Sr. VP, Refinery Operations

ASSIGNEE: HOLLY REFINING & MARKETING COMPANY LLC
By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Sr. VP & CFO
ACKNOWLEDGED AND AGREED
FOR PURPOSES OF Section 3:
HOLLY CORPORATION

By:	/s/ David L. Lamp Name: David L. Lamp Title: President
[Signature Page to Assignment and Assumption Agreement]